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Exhibit 23.4

Consent of Ryan Beck & Co., Inc.

        We hereby consent to the inclusion of our opinion letter to the Board of Directors of Seacoast Financial Services Corporation ("Seacoast"), dated April 12, 2004 that forms a part of the Registration Statement on Form S-4 relating to the proposed merger of Seacoast with Sovereign Bancorp, Inc., as Annex C to the Proxy Statement-Prospectus. In giving such consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder, nor do we thereby admit that we are experts with respect to any part of such Registration Statement within the meaning of the term "experts" as used in the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder.

Ryan Beck & Co., Inc.
/s/ FRED SCHLUTER Fred Schluter Managing Director

May 7, 2004

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Consent of Ryan Beck & Co., Inc.